SECOND AMENDMENT TO CREDIT AGREEMENT (MULTICURRENCY)


	THIS SECOND AMENDMENT TO CREDIT AGREEMENT (MULTICURRENCY)
(the "Amendment"), dated as of January 30, 1998, is entered into by and between DIONEX CORPORATION (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

	RECITALS

	A. The Borrower and the Bank are parties to a Credit Agreement (Multicurrency), dated as of February 29, 1996, as amended by a First Amendment to Credit Agreement (Multicurrency) dated as of December 15, 1997 (the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrower and certain of its Subsidiaries.

	B.  The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

	C.  The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

	NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

	1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit
Agreement.

	2.  Amendments to Credit Agreement.

		(a)	Section 1.01 of the Credit Agreement shall be amended at the defined term "Availability Period" by amending and restating such defined term as follows:

		"'Availability Period':  the period commencing on the date of this Agreement
		and ending on the date that is the earlier to occur of (a) January 31, 2000,
  and	(b) the date on which the Bank's commitment to extend credit hereunder
		terminates."

		(b)	Section 1.01 of the Credit Agreement shall be amended at the defined term "Final Maturity Date" by amending and restating such defined term as follows:

		"'Final Maturity Date':  (a) in respect of any Advances, January 31, 2000;
  (b)in respect of any commercial letters of credit, July 31, 2000; and
  (c) in respect	of any standby letters of credit, January 31, 2001."



		(c)	Section 1.01 of the Credit Agreement shall be amended at the defined term "Offshore Rate Interest Period" by amending and restating such defined term as follows:

"'Offshore Rate Interest Period': for each Offshore Rate Advance the period commencing on the date the Offshore Rate Advance begins to bear interest at a rate based on the Offshore Rate and ending one, two, three, six months, or such other period of less than one month which meets the requirements of subsection 2.02(b)(i)(B) thereafter, as requested by the Borrower and in the case of periods less than one month approved by the Bank; provided, however, that the last day of each Offshore Rate Interest Period shall be determined in accordance with the practices of the applicable offshore interbank markets as from time to time in effect, and provided further that no such interest period shall extend beyond the Final Maturity Date."

		(d)	Section 1.01 of the Credit Agreement shall be amended by adding the following definition of "Unfriendly Acquisition" immediately after the definition of "Subsidiary":

		"'Unfriendly Acquisition':  the acquisition of a corporation or similar
   business	entity if the acquisition has not been approved by the board of
   directors of such	entity."

		(e)	Clause (i) of subsection 2.02(b) shall be amended and restated in its entirety to read as follows:

"(i) Each Offshore Rate Advance shall be (A) for an amount not less than $500,000 if the related Offshore Rate Interest Period is one month or longer, and, (B) if the related Offshore Rate Interest Period is less than one month, shall be in an amount not less than $500,000 and which, when multiplied by the number of days in the related Offshore Rate Interest Period, is not less than $15,000,000."

		(f)	Section 2.07 of the Credit Agreement shall be amended by deleting the amount "0.25%" and inserting the amount ".20%" in place thereof.

		(g)	Section 7.02 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"7.02 Acquisitions. The Borrower and its Subsidiaries shall not acquire or purchase control of, or the assets or business of, or merge with, any other person, firm, or corporation not affiliated with the Borrower, unless (i) such person, firm or corporation engages in the same general line of business as the Borrower, (ii) the Borrower or its Subsidiary is the entity which survives the transaction, and (iii) the transaction would not result in the breach of any warranty or covenant hereunder; provided that, the acquisition, merger or purchasing of control shall not be an Unfriendly Acquisition."

		(h)	Section 7.08 of the Credit Agreement shall be amended and restated in its entirety as follows:

		"7.08  Tangible Net Worth.  The Borrower shall not permit as of the last day
		of any fiscal quarter on a consolidated basis its Tangible Net Worth to be
  less 		than $70,000,000 plus (i) 75% of net income after income taxes
  (without	subtracting losses) earned in each quarterly accounting period commencing after September 30, 1997, plus (ii) the net proceeds from any equity securities issued after September 30, 1997, less (iii) 100% of capital stock repurchases after September 30, 1997, where:

			'Tangible Net Worth' means the gross book value of the assets of the
		Borrower and its Subsidiaries on a consolidated basis (exclusive of
		goodwill, patents, trademarks, trade names, organization expense,
		treasury stock, unamortized debt discount and expense, deferred
		charges, and other like intangibles) less (a) reserves applicable thereto,
		and (b) all liabilities (including accrued and deferred income taxes)."

		(i)	Section 7.10 of the Credit Agreement shall be amended and restated in its entirety as follows:

		"7.10  Quick Ratio.  The Borrower shall not permit as of the last day of any
		fiscal quarter on a consolidated basis the sum of cash, short-term cash
		investments, marketable securities not classified as long-term investments and accounts receivable to be less than 1.25 times current liabilities, including the dollar or Equivalent Amount of all outstanding Advances and of the L/C Outstanding Amount."

	3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

		(a)  No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default has occurred and is continuing.

		(b)  The execution, delivery and performance by the Borrower of this
Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable.  The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

		(c)  All representations and warranties of the Borrower contained in the
Credit Agreement are true and correct.

		(d)  The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

	4.	Effective Date.  This Second Amendment will become effective as of the date first above written (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

		(a)	The Bank has received from the Borrower a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment; and

		(b)	The Bank has received from the Borrower a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

	5.	Reservation of Rights.  The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

	6.	Reaffirmation of Guaranty.  The Borrower, to the extent it has issued any one or more guaranties of the obligations of any Subsidiaries pursuant to the Credit Agreement, and in its capacity as guarantor thereunder, reaffirms and agrees that its obligations under such guaranties are in full force and effect, without defense, offset or counterclaim.

	7.	Miscellaneous.

		(a)  Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the
Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

		(b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

		(c)  This Amendment shall be governed by and construed in accordance with the law of the State of California.

		(d)  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the
Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original.  Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

		(e)  This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in writing executed by the Borrower and the Bank.

		(f)  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit
Agreement, respectively.

		(g)  Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.


		IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.



	DIONEX CORPORATION


	By: 	\s\Michael Pope
	Typed Name: 	Michael Pope
	Title: 	Vice President



	BANK OF AMERICA NATIONAL
	TRUST AND SAVINGS ASSOCIATION


	By: 	\s\Debra G. Staiger
	Typed Name:  Debra G.Staiger
	Title: Vice President






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